SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012 (April 26, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held April 26, 2012

(b)	Proposal I – Election of Directors for One Year Terms

	For	Against	Abstain	Broker Non-Vote

David L. Boren	73,964,172	807,811	87,191	8,249,878
M. Jane Buchan	74,473,558	290,763	94,852	8,249,879
Robert W. Ingram	74,472,383	289,434	97,357	8,249,878
Mark S. McAndrew	73,585,077	1,155,136	118,960	8,249,879
Sam R. Perry	74,432,065	321,857	105,251	8,249,879
Lamar C. Smith	73,989,402	773,756	96,015	8,249,879
Paul J. Zucconi	74,028,335	727,227	103,611	8,249,879

Proposal II -

	For	Against	Abstain	Broker Non-Vote

Ratification of Deloitte & Touche LLP as Independent Auditor for 2012	82,243,376	768,924	96,751	1

Proposal III -

	For	Against	Abstain	Broker Non-Vote

Advisory Approval of 2011 Executive Compensation (Annual “Say-on-Pay”)	73,333,645	1,282,590	242,938	8,249,879

(c)	Not applicable.

(d)  Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2014 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1 Payments to Directors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 1, 2012	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary

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